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Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated 23 February 2006, 15 March 2006 as to the subsequent event discussed in Note 1, relating to the financial statements of Slovenska televizna spolocnost, s.r.o, appearing in the Annual Report on Form 10-K\A of Central European Media Enterprises Ltd for the year ended December 31, 2005 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

Deloitte Audit s.r.o.
Bratislava, Slovak Republic
March 15, 2006

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM